UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2023

Kala Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38150	27-0604595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1167 Massachusetts Avenue

Arlington, MA 02476

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 996-5252

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KALA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2023 Annual Meeting of Stockholders of Kala Pharmaceuticals, Inc. (the “Company”) held on June 22, 2023 (the “Annual Meeting”), the Company’s stockholders approved the Amended and Restated 2017 Equity Incentive Plan (the “A&R 2017 Plan”), which amends and restates the Company’s 2017 Equity Incentive Plan, as amended.

The A&R 2017 Plan, which had previously been adopted by the Company’s Board of Directors (the “Board”), subject to stockholder approval, (i) increases the number of shares available for issuance under the plan by 1,250,000 shares, subject to adjustment in the event of stock splits, stock dividends and certain other events; (ii) eliminates the fixed share cap on the annual increase in the shares available for issuance under the plan and clarifies that the percentage increase is based on the number of shares of the Company’s common stock outstanding (assuming the conversion of all outstanding shares of the Company’s convertible preferred stock into common stock, including the shares of the Company’s Series E Convertible Non-Redeemable Preferred Stock, without regard to any restrictions or limitations on conversion), but maintains the percentage increase at 4% of such shares on the date of such increase (or a lesser amount determined by the Board); (iii) limits the number of incentive stock options that can be granted under the plan to 7,738,761 shares of common stock, subject to adjustment in the event of stock splits, stock dividends and certain other events; (iv) adds an annual limit on non-employee director compensation, including cash and the value of equity awards, of $750,000 for incumbent directors and $1,000,000 in a director’s first year of service; and (v) extends the term of the plan (including the duration of the evergreen) to 10 years from June 22, 2023, the date that stockholders approved the A&R 2017 Plan.

The description of the A&R 2017 Plan contained on pages 58 to 66 of the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission (the “Commission”) on May 11, 2023 (the “Proxy Statement”), is incorporated herein by reference. A complete copy of the A&R 2017 Plan is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted on the proposals set forth below. A more detailed description of each proposal is set forth in the Proxy Statement.

1.

The Company’s stockholders elected C. Daniel Myers and Howard B. Rosen as Class III directors, each to serve for a three-year term expiring at the 2026 Annual Meeting of Stockholders and until his successor has been duly elected and qualified. The results of the stockholders’ vote with respect to the election of such Class III directors were as follows:

	Votes For	Votes Withheld	Broker Non- Votes
C. Daniel Myers	544,974	26,177	594,432
Howard B. Rosen	550,334	20,817	594,432

2.

The Company’s stockholders approved the non-binding, advisory vote on the compensation paid to its named executive officers. The results of the stockholders’ non-binding, advisory vote with respect to compensation paid to the Company’s named executive officers were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non- Votes
498,054	57,912	15,185	594,432

3.

The Company’s stockholders recommend, in a non-binding, advisory vote, that future advisory votes on the compensation of the Company’s named executive officers be held every year. The results of the stockholders’ non-binding, advisory vote with respect to the frequency of future executive compensation advisory votes were as follows:

Every One Year	Every Two Years	Every Three Years	Votes Abstaining	Broker Non- Votes
546,761	4,425	17,435	2,530	594,432

After taking into consideration the foregoing voting results and the prior recommendation of the Board in favor of an annual stockholder advisory vote on the compensation of the Company’s named executive officers, the Board intends to hold future advisory votes on the compensation of the Company’s named executive officers every year.

4.	The Company’s stockholders approved the A&R 2017 Plan. The results of the stockholders’ vote with respect to the A&R 2017 Plan were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non- Votes
495,640	71,992	3,519	594,432

5.

The Company’s stockholders did not approve an amendment to the Company’s Restated Certificate of Incorporation to change the Company’s name from “Kala Pharmaceuticals, Inc.” to “Kala Bio, Inc.” The results of the stockholders’ vote with respect to the amendment to change the Company’s name were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non- Votes
1,151,465	11,194	2,924	0

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1

Kala Pharmaceuticals, Inc. Amended and Restated 2017 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to the registrant’s Registration Statement on Form S-8 (File No. 333-272834) filed with the Commission on June 22, 2023)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALA PHARMACEUTICALS, INC.

Date: June 23, 2023	By:	/s/ Eric L. Trachtenberg
Eric L. Trachtenberg
Chief Legal Officer, Chief Compliance Officer and Corporate Secretary